Exhibit 99.1

NOVAMED PHARMACEUTICALS, INC.

UNAUDITED CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

AS OF MARCH 31, 2011 AND

FOR THE THREE MONTHS ENDED MARCH 31, 2011 AND 2010

NOVAMED PHARMACEUTICALS, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

(Amounts expressed in U.S. dollars and in thousands unless otherwise stated)

		As of March 31,
	Note	2011

ASSETS
Current assets
Cash		$7,397
Accounts receivables, net	3	7,508
Prepayments and other current assets		470

Total current assets		15,375

Long-term prepayments		1,945
Property and equipment, net		83
Intangible assets, net		1,773

Total non-current assets		3,801

Total assets		$19,176

LIABILITIES
Current liabilities
Accounts payable	4	$920
Accruals and other current liabilities	5	4,841
Derivative liabilities		162
Convertible promissory note		3,338

Total current liabilities		9,261

Total liabilities		9,261

Commitment and contingencies

MEZZANINE EQUITY

Series A Convertible Redeemable Preferred Shares		6,419

Series B Convertible Redeemable Preferred Shares		17,254

SHAREHOLDERS’ DEFICIT

Common shares		1
Additional paid-in capital		4,983
Accumulated other comprehensive loss		(418)
Accumulated deficits		(18,324)

Total shareholders’ deficit		(13,758)

Total liabilities and shareholders’ deficit		$19,176

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

NOVAMED PHARMACEUTICALS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS

OF OPERATIONS AND COMPREHENSIVE LOSS

(Amounts expressed in U.S. dollars and in thousands unless otherwise stated)

	Note	Three months ended March 31,
		2011	2010

Revenue
Promotion services		$6,117	$5,596
Trading		389	369

Total revenue		6,506	5,965
Less: Sales taxes and surcharge		(329)	(284)

Net revenue		6,177	5,681

Cost of revenue
Promotion services		(6,250)	(5,279)
Trading		(370)	(303)

Total cost of revenue		(6,620)	(5,582)

Gross profit		(443)	99

Operating expenses
Sales and marketing expenses		(475)	(432)
General and administrative expenses		(623)	(512)

Total operating expenses		(1,098)	(944)

Loss from operations		(1,541)	(845)

Financial expenses, net		(174)	—
Fair value changes in derivative liabilities		184	—

Loss before income taxes		(1,531)	(845)
Income taxes		—	—

Net loss		$(1,531)	$(845)

Cumulative translation adjustment		(64)	(2)

Comprehensive loss		$(1,595)	$(847)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

NOVAMED PHARMACEUTICALS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts expressed in U.S. dollars and in thousands unless otherwise stated)

	Three months ended March 31,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,531)	$(845)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation of property and equipment	25	34
Amortization of intangible assets	50	75
Foreign exchange gain	52	1
Interest expense for the accretion of convertible promissory note	66	—
Share-based compensation	115	115
Fair value changes in derivative liabilities	(184)	—
Changes in operating assets and liabilities:
Accounts receivables	3,451	2,061
Prepayments and other current assets	11	76
Accounts payable	(838)	(779)
Accruals and other current liabilities	39	(329)

Net Cash Provided by Operating Activities	1,256	409

CASH FLOWS FROM INVESTING ACTIVITIES
Cash received from disposal of property and equipment
Purchase of property and equipment	(14)	(4)
Prepayment for promotion and distribution rights	(65)	—

Net Cash Used in Investing Activities	(79)	(4)

CASH FLOWS FROM FINANCING ACTIVITIES

Net Cash Provided by Financing Activities	—	—

NET INCREASE IN CASH	$1,177	$405

Cash at beginning of year	6,203	6,313
Effect of foreign exchange rate change on cash	17	1

Cash at end of year	$7,397	$6,719

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

NOVAMED PHARMACEUTICALS, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Amounts expressed in U.S. dollars and in thousands unless otherwise stated)

1	ORGANIZATION AND NATURE OF OPERATIONS

NovaMed Pharmaceuticals, Inc. (the “Company”) was incorporated under the laws of Cayman Islands (“Cayman”) on May 19, 2006 as an exempted company with limited liability. The Company was incorporated as a holding company and has not commenced significant operations for trading or service provision activities.

The accompanying unaudited condensed consolidated financial statements include the financial statements of the Company and its subsidiary, NovaMed Pharmaceuticals (Shanghai) Co., Ltd. (“NovaMed Shanghai”), which was incorporated in Wai Gao Qiao Free Trade Zone, Shanghai, the People’s Republic of China (“PRC”) on March 2, 2007.

The Company and its subsidiary are collectively referred to as the “Group”. The Company has 100% direct interest in the subsidiary. The Group primarily engages in provision of marketing and promotion services and distribution of medical products in the PRC. The Group also purchases medical products from pharmaceutical companies and sells them directly to distributors in PRC.

2	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Basis of presentation

The accompanying unaudited condensed consolidated financial statements of the Company have been prepared in conformity with generally accepted accounting principles in the United States (“US GAAP”) consistent with those applied in, and should be read in conjunction with, the audited financial statements for the year ended December 31, 2010 as filed with the Securities and Exchange Commission on July 5, 2011. The Company prepared the unaudited condensed consolidated financial statements following the requirements of the Securities and Exchange Commission for interim reporting. As permitted under those rules, certain footnotes or other information that are normally required by US GAAP can be condensed or omitted. The interim financial information reflects all adjustments, consisting only of normal recurring adjustments, which are, in the opinion of management, necessary for a fair presentation of the results for the interim periods presented and are not necessarily indicative of results for subsequent interim periods or for the full year.

(b)	Use of estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the amounts of assets and liabilities at date of financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual result could differ from these estimates.

(c)	Principles of consolidation

The unaudited condensed consolidated financial statements include the financial statements of the Company and its subsidiary, NovaMed Shanghai. All significant inter-company transactions and balances have been eliminated upon consolidation.

(d)	Fair value of financial instruments

The Company’s financial instruments consist principally of cash, accounts receivable, accounts payable, certain accrued expenses, convertible promissory note and the embedded derivative underlying the convertible promissory note. As of March 31, 2011, except for the embedded derivative bifurcated from the convertible promissory note, the respective carrying values of financial instruments approximated their fair values based on their short-term maturities.

As of March 31, 2011, the fair value of the derivative liabilities is US$162.

NOVAMED PHARMACEUTICALS, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

(Amounts expressed in U.S. dollars and in thousands unless otherwise stated)

Financial assets and financial liability measured and recognized at fair value on a recurring basis and classified under the appropriate level of the fair value hierarchy was as follows:

As of March 31, 2011	Level 1	Level 2	Level 3	Total

Financial assets – Cash	$7,397	$—	$—	$7,397

Financial liabilities - Derivative liabilities	$—	$—	$162	$162

(e)	Foreign currency translation

The Group’s functional currency is the Renminbi (“RMB”), the official currency in the PRC. Transactions denominated in currencies other than RMB are translated into RMB at the exchange rates quoted by the People’s Bank of China (the “PBOC”) prevailing at the transaction dates. Gains and losses resulting from foreign currency transactions are included in the consolidated statements of operations. Monetary assets and liabilities denominated in foreign currencies are translated into RMB using the applicable exchange rates quoted by the PBOC at the applicable balance sheet dates. All such exchange gains or losses are included in the consolidated condensed statements of operations.

The Group’s reporting currency is the U.S. dollar (“US$”). All the asset and liability amounts are translated into US$ at exchange rates in effect at the balance sheet date, except for equity items, which are translated at historical rates. Income and expenses are translated at average exchange rates in effect during the period. The exchange differences are included in cumulative translation adjustments, which is a separate component of shareholders’ equity on the consolidated financial statements.

(f)	Allowance for doubtful accounts

Receivables comprising accounts receivable and other receivables are presented net of allowance for doubtful accounts. The Group provides specific provision against bad debts when facts and circumstance indicate that receivables are unlikely to collect. The Group did not record any allowance for doubtful accounts as of March 31, 2011. For the periods presented, the Group did not write off any receivables.

(g)	Inventories

Inventories are stated at the lower of cost or market value. The cost of inventory, which is calculated using the weighted average method, comprises all costs of purchase and other costs incurred to bring inventory to its present location and condition. Inventory write-downs are provided for excess, slow moving and obsolete inventory as well as inventory whose carrying value is in excess of net realizable value. Net realizable value is the estimated selling price in the ordinary course of business, less estimated costs necessary to make the sale. The Group did not provide any inventory write-downs for the three months ended March 31, 2011 and 2010.

(h)	Revenue recognition

The Group follows ASC No. 605, Revenue Recognition, to recognize revenue when persuasive evidence of an arrangement exists, services have been rendered or delivery has occurred, the price to the buyer is fixed or determinable and collectability is reasonably assured. Revenue is presented at invoice amount net of sales tax.

Promotion service

The Group recognizes revenue after designated medical products are delivered to the distributors as specified in the promotional contract, which marks the period when marketing and promotional services have been rendered and all of the above criteria are met.

NOVAMED PHARMACEUTICALS, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

(Amounts expressed in U.S. dollars and in thousands unless otherwise stated)

Trading

The Group also purchases medical products from pharmaceutical companies and sells them directly to distributors. The Company recognizes revenue when the medical products have been delivered and all of the above criteria are met. The trading revenue to distributors are recorded at the invoice price. No rebates or discounts have been granted to the distributors.

(i)	Cost of revenue

Cost of promotion service comprises primarily of personnel payroll compensation, related promotion and distribution cost, amortization of promotional and distribution rights, and cost of product return.

Cost of trading revenue comprises primarily of product cost and cost of product return.

(j)	Sales and marketing expenses

Sales and marketing expenses comprise primarily of marketing personnel payroll compensation, related employee costs, and marketing expenses.

3	ACCOUNTS RECEIVABLES, NET

As of March 31,
2011
Trade receivable	$2,606
Promotional fee receivable	4,902
Less: Allowance of bad debt	—

$7,508

4	ACCOUNTS PAYABLE

As of March 31,
2011

Payable for purchase of medical products	$485
Handling fee payable to distributor and others	435

$920

NOVAMED PHARMACEUTICALS, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

(Amounts expressed in U.S. dollars and in thousands unless otherwise stated)

5	ACCRUALS AND OTHER CURRENT LIABILITIES

As of March 31,
2011

Accrued promotion expenses	$2,240
Accrued payroll and welfare	1,676
Accrued product return	312
Business and other taxes payable	295
Accrued audit and consulting fee	93
Accrued interests	125
Others	100

$4,841

6	SUBSEQUENT EVENTS

On April 18, 2011, SciClone Pharmaceuticals, Inc. (“SciClone”) acquired 100% shareholdings of the Company with a consideration of approximately $24.7 million in cash and 8,298,110 common shares of SciClone. The Company’s shareholders are also entitled to additional cash consideration of up to US$43.0 million contingent upon achievement of certain performance targets for 2011 and 2012.

On April 29 and May 13, 2011, the Company was notified by two pharmaceutical companies that as a result of above acquisition by SciClone, these pharmaceutical companies intended to exercise their right in the event of change-of-control to terminate exclusive promotion and distribution agreement of certain products. As of March 31, 2011, the upfront payment and related cost incurred for the application of approval of such promotion and distribution rights, as included in “long-term prepayment” amounted to US$452. The total cost of US$452 will be expensed off upon the termination of these agreements.